NUMBER

CERT.9999

TAGGARES AGRICULTURE CORP.

SHARES

SPECIMEN

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

$0.0001 PAR VALUE COMMON STOCK

COMMON STOCK

CUSIP 87377X109

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of ***SPECIMEN***

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF TAGGARES AGRICULTURE CORP.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: January 1, 2014

COUNTERSIGNED AND REGISTERED:

VSTOCK TRANSFER, LLC

Transfer Agent and Registrar

By:________________________

AUTHORIZED SIGNATURE

Peter J Taggares IV

Chief Executive Officer